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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT,

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                        MARCH 2, 2001 (FEBRUARY 2, 2001)



                         COMPREHENSIVE CARE CORPORATION
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            DELAWARE                      1-9927                 95-2594724
----------------------------   ------------------------       ----------------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

4200 WEST CYPRESS STREET, STE. 300
TAMPA, FLORIDA                                                        33607
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)



       Registrant's telephone number, including area code: (813) 876-5036


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On March 1, 2001, the Company announced that its principal subsidiary corporation, Comprehensive Behavioral Care, Inc. ("CBC"), has been selected by one HMO to manage behavioral healthcare benefits for its Connecticut members. The contract will begin immediately, with an expected initial term of twenty-two
(22) months and with projected, estimated revenues growing to $4.0 million annually.

         Additionally, on February 2, 2001, CBC entered into a lease agreement (the "Lease") with FOA Tampa LLC (the "Landlord") for premises located at 200 South Hoover Boulevard, Suite 200, Tampa, Florida 33609 (the "Leased Premises"). The Leased Premises will be occupied by both CBC and the Company and will serve as the principal business and executive offices of both CBC and the Company. CBC is the principal lessor under the Lease, and the Company is the guarantor of the Lease.

         The Leased Premises consist of approximately 16,652 rentable square feet. The Lease is for a term of 5 years and 2 months, which term commences on or about March 15, 2001 (the "Lease Term"), and provides for a base rent of $21,508.83 per month for the first 12 months of the Lease Term, with intervening escalations during each successive 12 month period under the Lease Term, with a final monthly rental of $24,936.37. The base rent is subject to adjustment for additional rent equal to the Company's proportionate share of real estate taxes for each tax year in excess of the taxes for the calendar year 2001 base tax year. An annual additional rent adjustment is also provided for the Company's proportionate share of any increase in the Landlord's operating expense amount. In connection with its leasing of the Leased Premises, the Company has posted a lease security deposit with the Landlord in the amount of $64,526.50, and the Landlord has granted the Company an allowance not to exceed $160,260 for the Company's costs and expenses incurred in connection with or associated with construction and other costs, fees and expenses in preparing the Leased Premises for the Company's occupancy. The Company remains responsible for any costs and expenses in excess of the foregoing allowances.

         The Company deems the Leased Premises to be adequate and suitable for the present and anticipated use of the Company; the Company's principal subsidiary, Comprehensive Behavioral Care, Inc.; and the Company's other subsidiary corporations.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS.

              EXHIBIT NO.   DESCRIPTION
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                   10       Lease Agreement between Comprehensive Behavioral
                            Care, Inc. and FOA Tampa LLC.
                   99       March 1, 2001 Press Release

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                        COMPREHENSIVE CARE CORPORATION

                        By: /s/ Robert J. Landis
                           -----------------------------------------
                        Name:   Robert J. Landis
                        Title:  Chairman, Chief Financial Officer and Treasurer


Date:  MARCH 2, 2001



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